Exhibit 5.1

ATTORNEYS AT LAW ONE INDEPENDENT DRIVE, SUITE 1300 JACKSONVILLE, FL 32202-5017 904.359.2000 TEL 904.359.8700 FAX WWW.FOLEY.COM CLIENT/MATTER NUMBER 084091-0133

May 21, 2015

Imperial Holdings, Inc.

5355 Town Center Road – Suite 701

Boca Raton, Florida 33486

Ladies and Gentlemen:

This opinion is being furnished in connection with the Prospectus Supplement dated May 21, 2015 (the “Prospectus Supplement”) filed under the Registration Statement on Form S-3 (Registration No. 333-198659) of Imperial Holdings, Inc., a Florida corporation (the “Company”), under the Securities Act of 1933, as amended (the “Registration Statement”), relating to non-transferrable subscription rights (the “Rights”) for (i) the offer and sale of up to 5,350,747 shares of the Company’s common stock, par value $0.01 per share, (the “Offering Shares”) and (ii) the offer and sale of up to additional 1,337,686 shares of the Company’s common stock, par value $0.01 per share, (the “Over-allotment Shares” and, together with the Offering Shares, the “Shares”) to be issued to shareholders of record of outstanding shares of common stock of the Company (the “Rights Offering”).

In so acting, we have examined originals or copies (certified or otherwise identified to our satisfaction) of (i) the Articles of Incorporation of the Company, as amended to date; (ii) the Bylaws of the Company, as amended to date; (iii) the proceedings and actions taken by the Board of Directors of the Company in connection with the Rights Offering and the offer and sale of the Shares; and (iv) such other records, certificates and documents as we have considered necessary or appropriate for purposes of this opinion.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies, and the authenticity of the originals of such latter documents.

Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that:

1.	The Rights have been duly authorized, and when duly executed, authenticated, issued and delivered against payment therefor as contemplated in the Prospectus Supplement pursuant to the exercise of Rights, will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms, subject, as to enforcement, to bankruptcy, fraudulent transfer, equitable subordination, fair dealing, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

BOSTON BRUSSELS CHICAGO DETROIT	JACKSONVILLE LOS ANGELES MADISON MIAMI	MILWAUKEE NEW YORK ORLANDO SACRAMENTO	SAN DIEGO SAN FRANCISCO SHANGHAI SILICON VALLEY	TALLAHASSEE TAMPA TOKYO WASHINGTON, D.C.

<May 21, 2015>

2.	The Rights constitute valid and legally binding obligations of the Company enforceable in accordance with their terms, subject, as to enforcement, to bankruptcy, fraudulent transfer, equitable subordination, fair dealing, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

3.	The Shares, when issued and sold upon exercise of the Rights, in accordance with the terms of the Prospectus Supplement, will be validly issued, fully paid and non-assessable.

The opinions expressed herein are limited to the corporate laws of the State of Florida (including all applicable provisions of the Florida Constitution and reported judicial decisions interpreting the foregoing) and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

We hereby consent to the inclusion of this opinion as Exhibit 5.1 in the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the Prospectus Supplement. In giving this consent we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules or regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ FOLEY & LARDNER LLP